UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Titan International, Inc.
(Name of Registrant as Specified In Its Charter)

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Titan International, Inc.
2701 Spruce Street
Quincy, Illinois 62301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 18, 2006

To Titan Stockholders:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Titan International, Inc., an Illinois corporation ("Titan" or the "Company"), will be held on Thursday, May 18, 2006, at 11:00 a.m. Central Time, at the Company’s Freeport, Illinois, manufacturing facility, main conference room, 3769 Route 20 East, Freeport, Illinois, 61032 to consider and act upon the following matters:

1)	To elect two directors to serve for three-year terms and until their successors are elected and qualified;

2)	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2006; and

3)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders whose names appear of record at the Company's close of business on March 21, 2006, are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. In addition to this proxy statement, a copy of Titan’s Annual Report including Form 10-K for year ended December 31, 2005, is enclosed for your information.

All stockholders are cordially invited to attend the Annual Meeting. Stockholders can help the Company avoid unnecessary expense and delay by promptly returning the enclosed proxy card. The presence, in person or by properly executed proxy, of a majority of the common stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting.

Please note that if you are attending the Annual Meeting, proof of share ownership as of the record date must be presented, in addition to valid photo identification.

YOUR VOTE IS IMPORTANT
Every stockholder’s vote is important. Whether or not you intend to be present at the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the enclosed return envelope which requires no postage if mailed in the United States.

By Order of the Board of Directors,

/s/ CHERI T. HOLLEY
Quincy, Illinois	Cheri T. Holley
March 30, 2006	Secretary

TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders	Cover
General Matters	1
Voting	1
Proposal #1 - Election of Directors	3
Proposal #2 - Ratification of Independent Registered Public Accounting Firm	4
Other Business	4
Directors Continuing in Office	5
Compensation of Directors	6
Committees and Meetings of the Board of Directors	6
Audit and Other Fees	7
Compensation of Executive Officers	8
Report of the Audit Committee	10
Report of the Compensation Committee	11
Report of the Nominating/Corporate Governance Committee	12
Corporate Governance	13
Performance Comparison Graph	14
Section 16(a) Beneficial Ownership Reporting Compliance	14
Security Ownership of Certain Beneficial Owners and Management	15
Related Party Transactions	16
Stockholder Proposals	16
Householding Information	16
Cost of Proxy Solicitation	16

Table of Contents

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TITAN INTERNATIONAL, INC.

May 18, 2006

GENERAL MATTERS

This Proxy Statement is being furnished to the stockholders of Titan International, Inc. ("Titan" or the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 18, 2006, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting. This Proxy Statement and accompanying form of proxy will be first mailed to stockholders on or about March 30, 2006. Although the Company’s Annual Report to Stockholders including Form 10-K for year ended December 31, 2005, is being mailed with the Proxy Statement, it is not part of the proxy soliciting material.

VOTING

Qualifications
Holders of shares of common stock (the "Common Stock") of the Company as of the close of business on March 21, 2006, (the "Record Date") will be entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 19,614,464 shares of Common Stock were outstanding. Holders of Common Stock (the "Common Stockholders") are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting.

Time and Place
The Annual Meeting of Stockholders of Titan International, Inc., an Illinois corporation, will be held on Thursday, May 18, 2006, at 11:00 a.m. Central Time, at the Company’s Freeport, Illinois, manufacturing facility, main conference room, 3769 Route 20 East, Freeport, Illinois, 61032. Please note that if you are attending the Annual Meeting, proof of share ownership as of the record date must be presented, in addition to valid photo identification.

Proposals requiring Vote
To consider and act upon the following matters of Proposal #1, Election of Directors, and Proposal #2, Ratification of Independent Registered Public Accounting Firm, and such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Quorum
Common Stockholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by properly executed proxy, of the Common Stockholders holding a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” (in cases when a broker has delivered a proxy that does not have authority to vote on the proposal in question) are counted as present in determining whether or not there is a quorum. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

Procedures
All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the Proposals #1 and #2, and persons designated as proxies will vote with their best judgment on such other business as may properly come before the Annual Meeting. The Board of Directors of the Company does not know of any matters that will come before the Annual Meeting other than those described in the Notice of Annual Meeting attached to this Proxy Statement.

The votes of Common Stockholders holding a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of each Director. Ratification of the selection of the independent registered public accounting firm requires the affirmative vote of the Common Stockholders holding a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions are counted in the number of shares present in person or represented by proxy for purposes of determining whether a proposal has been approved, and so are equivalent to votes against a proposal (other than the election of directors). Broker non-votes will have no impact on the outcome of any of the matters to be considered at the Annual Meeting.

Revoking a Proxy
Any proxy given pursuant to this solicitation may be revoked at any time before it is voted. Common Stockholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed revocation and proxy bearing a later date or by voting in person by written ballot at the Annual Meeting. Attendance at the Annual Meeting will not of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to: Cheri T. Holley, Secretary of Titan International, Inc., 2701 Spruce Street, Quincy, Illinois 62301.

 ✓ PROPOSAL #1 - ELECTION OF DIRECTORS

The Board of Directors recommends that stockholders vote FOR the Board of Directors’ slate of nominees standing for election.

The Company's Bylaws provide for three classes of directors of approximately equal numbers designated as Class I, Class II and Class III. Each director is elected for a three-year term and the term of each Class expires in a different year. With the exception of the Vice Chairman and Chief Executive Officer / Chairman (Messrs. Billig and Taylor), all directors are independent as defined in the New York Stock Exchange listing standards. The Nominating/ Corporate Governance Committee recommended to the Board of Directors that Erwin H. Billig and Anthony L. Soave stand for election as Class II directors to serve until the 2009 Annual Meeting. The Board has put forth the slate of nominees consisting of Erwin H. Billig and Anthony L. Soave to stand for election at the 2006 Annual Meeting. Messrs. Billig and Soave are each current directors of the Company and have consented to continue serving as a director if elected.

In the unexpected event that a nominee for director is elected and becomes unable to serve before the Annual Meeting, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be appointed by the Company's existing Board of Directors, as recommended by the Nominating/Corporate Governance Committee. The following is a brief description of the business experience of each nominee for at least the past five years.

Erwin H. Billig - Mr. Billig is director and chairman of MSX International. From 1992 to 1999 he served as vice chairman of Masco Tech, Inc., and from 1986 to 1992 Mr. Billig was president and chief operating officer of Masco Tech, Inc. Mr. Billig is also a director and vice chairman of Remy International and director of Titan Europe Plc. Mr. Billig, who is 79 years old, is vice chairman of the board of Titan and became a director of the Company in 1992.

Anthony L. Soave - Mr. Soave is president, chief executive officer and founder of Soave Enterprises L.L.C., a Detroit-based holding company that owns and operates businesses in distribution, environmental and metals recycling, as well as other diversified industries. From 1974 to 1998 he served as president and chief executive officer of Detroit-based City Management Corporation, which he founded. Mr. Soave, who is 66 years old, became a director of the Company in 1994. Mr. Soave serves on the following committees: Audit, Compensation and Nominating/Corporate Governance.

 ✓  PROPOSAL #2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that stockholders vote FOR its selection of the independent registered public accounting firm, PricewaterhouseCoopers LLP, to audit the consolidated financial statements of the Company and its subsidiaries for 2006.

PricewaterhouseCoopers LLP has served the Company as independent registered public accounting firm during the year ended December 31, 2005, and has been selected by the Audit Committee to serve as the independent registered public accounting firm for the present year. If stockholders fail to ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will consider this fact when selecting an independent registered public accounting firm for the 2007 audit year. PricewaterhouseCoopers LLP has served the Company since 1983.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions of stockholders in attendance.

OTHER BUSINESS

The Board of Directors does not intend to present at the Annual Meeting any business other than the items stated in the “Notice of Annual Meeting of Stockholders” and does not know of any matters to be brought before the Annual Meeting other than those referred to above. If, however, any other matters properly come before the Annual Meeting requiring a stockholder vote, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

DIRECTORS CONTINUING IN OFFICE

Directors continuing in office as Class I Directors whose terms expire at the annual meeting in 2007, are listed below.

Edward J. Campbell - Mr. Campbell, now retired, was employed for 27 years by Tenneco. He spent 13 of those years as president of Newport News Shipbuilding Company and 14 years at J.I. Case, three of those (1992-94) as president. Mr. Campbell, who is 78 years old, became a director of the Company in 1995. Mr. Campbell meets the qualifications of a “financial expert” as defined by the Securities and Exchange Commission and has accounting or related management expertise as required by the New York Stock Exchange listing standards. Mr. Campbell serves on the following committees: Nominating/Corporate Governance (Chairman), Audit and Compensation.

Maurice M. Taylor Jr. - Mr. Taylor, who is 61 years old, is chief executive officer and chairman of the Company’s Board of Directors. Mr. Taylor has served as a director of Titan International, Inc. since 1990, when Titan was acquired in a management-led buyout by investors, including Mr. Taylor. Mr. Taylor is also a director and chairman of Titan Europe Plc.

Directors continuing in office as Class II Directors whose terms expire at the annual meeting in 2008, are listed below.

Richard M. Cashin Jr. - Mr. Cashin is managing partner of One Equity Partners LLC, which manages $4.5 billion of investments and commitments for JP Morgan in direct private equity transactions. Prior to that time, Mr. Cashin was president of Citicorp Venture Capital, Ltd., where he was employed from 1980 to 2000. Mr. Cashin is also a director of Quintiles Transnational and is a Trustee of Boys Club of New York, American University in Cairo and National Rowing Foundation (Chairman). Mr. Cashin, who is 52 years old, became a director of the Company in 1994. Mr. Cashin serves on the Compensation Committee.

Albert J. Febbo - Mr. Febbo retired from GE after 30 years; 18 years in sales and marketing leadership roles in GE’s U.S. and Europe plastics business, and 12 years as a corporate officer leading the GE automotive and corporate marketing teams. He also serves as director of Med Panel, Inc., headquartered in Cambridge, Massachusetts. Mr. Febbo, who is 66 years old, became a director of the Company in 1993. Mr. Febbo serves on the following committees: Audit (Chairman), Compensation and Nominating/Corporate Governance.

Mitchell I. Quain - Mr. Quain is a senior director of ACI Capital Corp., a private equity firm. Previously, Mr. Quain spent four years with ABN AMRO Incorporated, most recently as Vice Chairman, and 22 years at Schroder & Co., Inc. Mr. Quain is also a director of Hardinge, Inc., MagneTek, Inc. and Strategic Distribution, Inc., as well as a number of private companies. He is also Chairman of the Board of Overseers of the University of Pennsylvania’s School of Engineering and Applied Sciences and serves on the University’s Board of Trustees and the executive committee of Penn Medicine. Mr. Quain, who is 54 years old, became a director of the Company in 1999. Mr. Quain serves on the following committees: Compensation (Chairman), Audit and Nominating/Corporate Governance.

COMPENSATION OF DIRECTORS

Each director, with the exception of the Chief Executive Officer (“CEO”), Mr. Taylor, receives an annual payment of $37,500 as a director fee. In lieu of this payment, the director may receive options for 10,000 shares of Titan common stock authorized under the Titan International, Inc. 2005 Equity Incentive Plan (“Incentive Plan”). In May 2005, the stockholders approved the adoption of the Incentive Plan to provide for grants of stock options as a means of attracting and retaining highly qualified, independent directors for the Company. In lieu of an annual payment of $37,500, under the Incentive Plan, each non-employee director of the Company will receive a non-discretionary grant of a stock option for 10,000 shares of Common Stock at the conclusion of each annual meeting of stockholders at which such director is elected, re-elected or continuing in office. Such options will vest and become exercisable immediately and expire 10 years from the date of grant.

The Audit Committee Chair will receive an additional $15,000 annual payment while other committee chairs will receive an additional $10,000 annual payment. The Financial Expert will receive a $5,000 annual payment for this role. The Company pays each director, with the exception of the CEO, a fee of $500 for each Board of Director (“Board”) or committee meeting attended. Titan also reimburses out-of-pocket expenses related to the directors' attendance at such meetings. In addition, the Company pays Mr. Billig, the Vice Chairman of the Board, an annual fee of $100,000 to carry out his responsibilities, which include significant operational matters, as well as corporate development initiatives. The Company does not have any other consulting contracts or arrangements with any of its directors.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors, which met nine times in 2005, has established the following committees of the Board:  (i) Audit Committee (consisting of Messrs. Campbell, Febbo, Quain and Soave); (ii) Compensation Committee (consisting of Messrs. Campbell, Cashin, Febbo, Quain and Soave); (iii) Nominating/Corporate Governance Committee (consisting of Messrs. Campbell, Febbo, Quain and Soave). The Board of Directors approves nominees for election as directors. All directors attended 75% or more of the aggregate number of meetings of the Board and applicable committees. The Board and Committee meetings are presided over by their chairman. If the Chairman is unavailable, the directors present appoint a temporary presiding chairman to preside at the meeting.

The Audit Committee, which met seven times in 2005, retains an independent registered public accounting firm to perform audit and non-audit services, reviews the scope and results of such services, consults with the internal audit staff, reviews with management and the independent registered public accounting firm any recommendations of the auditors regarding changes and improvements in the Company's accounting procedures and controls and management's response thereto, and reports to the Board. The Audit Committee meets with the independent registered public accounting firm with and without management present. The Board has determined that Mr. Campbell meets the qualifications of a “financial expert” as defined by the Securities and Exchange Commission and has accounting or related management expertise as required by the New York Stock Exchange listing standards.

The Compensation Committee, which met once in 2005, provides oversight of all executive compensation and benefits programs. The committee reviews and approves corporate goals and makes recommendations accordingly to the Board of Directors regarding the salaries and all other forms of compensation of the Company's officers.

The Nominating/Corporate Governance Committee met two times in 2005, and provides guidance and assistance to the Board of Directors in discharging the duties and responsibilities related to corporate governance principles and practices of the Board and the Company. The committee is also responsible for identifying, screening and nominating candidates to serve as directors of the Company.

A Special Committee of the Board of Directors, (consisting of Messrs. Billig, Campbell, and Febbo) was formed to pursue discussions with One Equity Partners LLC (One Equity), a private equity affiliate of JPMorgan Chase & Co., indicating One Equity’s interest in acquiring Titan International, Inc., in a cash merger for $18.00 per share of Titan common stock. The Special Committee met twenty-four times in 2005.

AUDIT AND OTHER FEES

Fees paid to the independent registered public accounting firm, PricewaterhouseCoopers LLP, included the following:

Audit Fees: For the years ended December 31, 2005 and 2004, PricewaterhouseCoopers LLP billed the Company $713,000 and $803,000 respectively, for professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Company’s Form 10-K, including fees related to the audit of internal controls in connection with the Sarbanes-Oxley Act of 2002, reviews of the quarterly financial statements included in the Company’s Form 10-Q reports and statutory audits of foreign subsidiaries.

	2005	2004
Financial statements and internal controls	$696,000	$787,000
Statutory audits of foreign subsidiaries	17,000	16,000
	$713,000	$803,000

Audit Related Fees: For the years ended December 31, 2005 and 2004, PricewaterhouseCoopers LLP billed the Company $280,000 and $297,000 respectively.

	2005	2004
Acquisition, bond offering, and divestiture	$230,000	$255,000
Employee benefit plan compliance reviews	50,000	42,000
	$280,000	$297,000

Tax Fees: For the years ended December 31, 2005 and 2004, PricewaterhouseCoopers LLP billed the Company $147,000 and $250,000 respectively.

	2005	2004
Tax return preparation and compliance	$125,000	$140,000
Foreign tax compliance and repatriation of earnings	22,000	110,000
	$147,000	$250,000

In addition to the fees detailed above, out-of-pocket and administrative fees paid to PricewaterhouseCoopers LLP totaled $73,000 and $119,000 for the years ended December 31, 2005 and 2004, respectively.

All services provided by the independent registered public accounting firm PricewaterhouseCoopers LLP have been pre-approved by the Audit Committee as required by the Audit Charter.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table
The following table sets forth the compensation received by the Chief Executive Officer and all other executive officers of Titan International, Inc. whose aggregate salary and bonus exceeded $100,000 during 2005.

Name and Principal Position as of December 31, 2005	Year	Salary	Bonus	Long-Term Compensation Awards Securities Underlying Options (#)	Other Compensation (a)
Maurice M. Taylor Jr.	2005	$500,000	$500,000	#151,630	$3,500
Chief Executive Officer	2004	500,000	500,000	-0-	-0-
and Chairman (b)	2003	500,000	-0-	-0-	6,000

Ernest J. Rodia	2005	$50,000	-0-	-0-	-0-
Executive Vice President and
Chief Operating Officer (c)

Kent W. Hackamack	2005	$200,000	$100,000	#70,000	$3,173
Vice President of Finance	2004	200,000	100,000	-0-	1,500
and Treasurer	2003	200,000	-0-	-0-	5,063

Cheri T. Holley	2005	$200,000	$100,000	#70,000	$3,173
Vice President, Secretary	2004	200,000	100,000	-0-	1,500
and General Counsel (b)	2003	200,000	-0-	-0-	5,063

(a)	Other compensation represents 401(k) matching contributions.

(b)	The Chief Executive Officer/Chairman and Secretary are brother and sister.

(c)	Mr. Rodia, who joined the Company on November 1, 2005, has a $300,000 annual base salary.

Compensation Arrangements
The Company has outstanding agreements with certain executive employees of the Company selected by the Board of Directors, which provide that the individuals will not receive any benefits if they voluntarily leave the Company in the event of the commencement of steps to effect a Change of Control (defined generally as an acquisition of 20% or more of the outstanding voting shares). In the event of a termination of the individual’s employment within 60 days after the Change of Control, the executive is entitled to receive for the remaining term of the agreement, which expires in 2007, their compensation, including bonus, retirement benefits, continuation of all life, accident, health, savings and other fringe benefits. In addition, all unvested options and certain benefits become vested. Messrs. Taylor, Hackamack and Ms. Holley are each a party to such an agreement. Effective November 1, 2005, Mr. Rodia is party to a three-year employment agreement with the Company.

Options Granted in 2005
The following table summarizes options granted in 2005, and the value of options outstanding on December 31, 2005, for the named executive officers.

	Number of Securities Underlying Options	Percent of Total Options Granted to	Exercise	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (b)
Name	Granted (a)	Employees	Price	Date	5%	10%
Maurice M. Taylor, Jr.	#75,815		$13.35	Jun. 2015	$636,523	$1,613,075
	75,815	18.0%	17.18	Dec. 2015	819,136	2,075,852
Ernest J. Rodia (c)	-0-	n/a	n/a	n/a	n/a	n/a
Kent W. Hackamack	#35,000		$13.35	Jun. 2015	$293,851	$744,676
	35,000	8.3%	17.18	Dec. 2015	378,154	958,317
Cheri T. Holley	#35,000		$13.35	Jun. 2015	$293,851	$744,676
	35,000	8.3%	17.18	Dec. 2015	378,154	958,317

(a)  Options were granted in June and December, 2005 and were 100% exercisable by December 31, 2005.

(b) Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. The numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised (if the executive were to sell the shares on the date of exercise) so there is no assurance that the value realized will be at or near the potential realizable value as calculated in this table.

(c) Mr. Rodia joined the Company on November 1, 2005.

Aggregated Option Exercises in 2005 and Year-End Option Values
The following table sets forth certain information regarding options for the purchase of Common Stock that were exercised and/or held by the named executive officers.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Unexercised Options at December 31, 2005 Exercisable/Unexercisable (#)	Value of Unexercised in-the-Money Options at December 31, 2005 (a) Exercisable/Unexercisable($)
Maurice M. Taylor Jr.	#54,000	$145,800	#380,640 / -0-	$1,484,631 / -0-
Ernest J. Rodia (b)	-0-	n/a	-0- / -0-	-0- / -0-
Kent W. Hackamack	2,420	6,534	91,240 / -0-	251,723 / -0-
Cheri T. Holley	3,200	8,640	91,240 / -0-	251,723 / -0-

(a)
The dollar values are calculated by determining the difference between the fair market value of the underlying common stock and the exercise price of the options at December 31, 2005. The value of unexercised in-the-money options, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised (if the executive were to sell the shares on the date of exercise) so there is no assurance that the value of unexercised in the money options will be at or near the value as calculated in this table.

(b)	Mr. Rodia joined the Company on November 1, 2005.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Committee”) is composed of four independent non-employee directors. The Board of Directors (“Board”) has determined that the members of the Committee satisfy the requirements of the New York Stock Exchange (“NYSE”) with respect to independence, experience and financial literacy. The Board has determined that Mr. Ed Campbell meets the requirements of the NYSE as the Financial Expert of the Committee. The Committee operates under a written charter adopted May 18, 2000, and amended January 20, 2004. This charter is available on the Company’s website: www.titan-intl.com.

The Committee has met quarterly with management, internal audit and the independent registered public accounting firm, individually and together, to review and approve the financial press releases, Form 10-Q and Form 10-K reports prior to their filing and release of earnings for 2005. The Committee has met in executive sessions. The Committee makes reports to the Board. The Committee has been active in the Sarbanes-Oxley 404 process and met as often as necessary to ensure that the process is on-going and the Company will meet the year end December 31, 2005, requirements. Mr. Ed Campbell, the Financial Expert of the Audit Committee, attended the Company’s Sarbanes-Oxley 404 training and is a participant on the Risk Assessment Committee. The Committee met a total of seven times in 2005.

The Committee has selected PricewaterhouseCoopers LLP (“PWC”) to serve as the independent registered public accounting firm for the Company for 2006 with stockholders approval and has approved the fees submitted by PWC for 2006. The Committee has discussed the issue of independence with PWC and is satisfied that they have met the independence requirement.

The Committee has completed an annual evaluation and in their opinion has met the requirements of their charter, the New York Stock Exchange and the Securities and Exchange Commission. The Committee has reviewed the Audit Committee Charter and has found it complies with the requirements of the New York Stock Exchange.

The Committee has established procedures for the receipt, retention and treatment of complaints relating to the Company.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in those fields, but make every effort to test the veracity of facts and accounting principles applied by management. The Audit Committee meets independently with PWC to evaluate the quality of accounting principles applied by management and to evaluate the quality of the Company’s internal audit function. PWC reported to the Committee that there were no unresolved matters with management and there were no significant matters to report.

Members of the Audit Committee:

Albert J. Febbo, Chairman
Edward J. Campbell
Mitchell I. Quain
Anthony L. Soave

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Committee”) is composed of five independent non-employee directors. The Board of Directors (“Board”) has determined that the members of the Committee are independent. The Committee provides oversight of all executive compensation and benefit programs. The Committee operates under a written charter adopted January 20, 2004, which is posted on the Company’s website: www.titan-intl.com.

The philosophy of the Committee as it relates to executive compensation is that the Chief Executive Officer (“CEO”) and other executive officers should be compensated at competitive levels sufficient to attract, motivate and retain talented executives who are capable of leading the Company in achieving its business objectives in an industry facing increasing competition and change.

Annual compensation for the Company’s executive officers consists of base salary and bonus compensation. Salary levels of the Company executives are reviewed and are normally adjusted annually, and any bonuses are normally awarded annually. In determining appropriate salaries, the Committee considers: (i) the CEO’s recommendations as to compensation for all other executive officers; (ii) the scope of responsibility, experience, time and position and individual performance of each executive officer, including the CEO; and (iii) compensation levels of other companies in the industry. The Committee’s analysis is a subjective process, which utilizes no specific weights or formulas of the aforementioned factors in determining executives’ base salaries.

The Committee considers bonus compensation to be the primary motivational method for encouraging and rewarding outstanding individual performance, especially for the Company’s senior management, and overall performance of the Company. Bonuses are based primarily upon: (i) performance of the Company; (ii) performance of the individual; and (iii) recommendation of the CEO. The purpose of awarding bonuses is to provide a special incentive to maximize individual performance and the overall performance of the Company. There are employment contracts for executive officers, which are also considered.

In determining the total compensation package for the CEO for 2005, the Committee considered all of the factors discussed above. Additionally, the Committee considered the Company’s performance, the success of the Company’s facilities in surpassing their objectives, the extent and timing of the additions to the Company during the year, the quality and efficiency of the Company’s staff, and certain other factors relating to the Company’s performance.

The Committee discussed director compensation and made suggestions to the Board. The Committee has completed an annual evaluation and in their opinion has met the requirements of their charter. The Committee has reviewed the Compensation Committee Charter and has found it complies with requirements of the New York Stock Exchange. The Committee makes a report to the Board when appropriate. The Committee met once during 2005.

Members of the Compensation Committee:

Mitchell I. Quain, Chairman
Edward J. Campbell
Richard M. Cashin Jr.
Albert J. Febbo
Anthony L. Soave

REPORT OF THE NOMINATING/CORPORATE GOVERNANCE COMMITTEE

The Nominating/Corporate Governance Committee of the Board of Directors (the “Committee”) is composed of four independent non-employee directors and provides guidance to the Board of Directors (“Board”) regarding corporate governance guidelines. In addition, the Committee develops criteria, identifies, screens and nominates candidates for election to the Board giving attention to the composition of the Board and its committees. The Committee operates under a written charter adopted January 20, 2004, and this charter is available on the Company’s website: www.titan-intl.com.

The Committee recommended to the Board that Erwin H. Billig and Anthony L. Soave stand for re-election as Class III directors based on approved criteria.

The Committee has accomplished the following per their charter: (i) oversight of the development and recommendation of a set of corporate governance guidelines; (ii) oversight of the evaluation of the Board and management; (iii) evaluation of the Committee and its success in meeting the requirements of the Charter; (iv) review and assurance of the adequacy of the Nominating/Corporate Governance Committee Charter; and (v) presentation of reports to the Board when appropriate. The Committee met two times in 2005.

The Committee has given particular attention to corporate governance compliance issues established by the Securities and Exchange Commission and the New York Stock Exchange. The Company has posted its corporate governance guidelines on the Company’s website.

Members of the Nominating/Corporate Governance Committee:

Edward J. Campbell, Chairman
Albert J. Febbo
Mitchell I. Quain
Anthony L. Soave

CORPORATE GOVERNANCE

Independence
The Board of Directors (“Board”) has determined that five of the Company’s seven directors are independent under the rules of the New York Stock Exchange. The independent directors are: Edward J. Campbell, Richard M. Cashin Jr., Albert J. Febbo, Mitchell I. Quain and Anthony L. Soave. The other two directors are Erwin H. Billig, Vice Chairman of the Board, and Maurice M. Taylor Jr., Chief Executive Officer and Chairman of the Board. Each of the directors serving on the Audit Committee, the Compensation Committee and the Nominating/ Corporate Governance Committee are independent under the standards of the New York Stock Exchange.

Meetings of Non-Employee Directors
When the non-employee directors of the Board or respective committees meet in executive session without management, and their chairman is unavailable for the executive session, a temporary chair is selected from among the directors to preside at the executive session.

Charters
The Company has adopted Charters for its Audit, Compensation and Nominating/Corporate Governance Committees. These Charters are published on the Company’s website: www.titan-intl.com. The Company will provide without charge a copy of the Charters to any stockholder upon written request to the Corporate Secretary, Titan International, Inc., 2701 Spruce Street, Quincy, IL 62301.

Corporate Governance and Business Conduct Policies
The Company’s Corporate Governance Policy and Business Conduct Policy are published on the Company’s website: www.titan-intl.com. The Company will provide without charge a copy of the Policies to any stockholder upon written request to the Corporate Secretary, Titan International, Inc., 2701 Spruce Street, Quincy, IL 62301.

Communication with the Board of Directors
Correspondence for any member of Titan’s Board of Directors must be sent in writing to his attention:  c/o Corporate Secretary, Titan International, Inc., 2701 Spruce Street, Quincy, IL 62301. Any written communication will be forwarded to the Board for its consideration.

Director Nomination Process
The Nominating/Corporate Governance Committee and other members of the Board identify candidates for consideration by the Nominating/Corporate Governance Committee. An executive search firm may also be utilized to identify qualified candidates for consideration. The Nominating/Corporate Governance Committee evaluates candidates based on the qualifications for director described in its charter. These qualifications include, among other things, integrity, business experience, stature in their field of endeavor, diversity of perspective, ability to reach thoughtful, independent and logical judgments on difficult and complex issues, and whether the candidate meets the independence standards of the Securities and Exchange Commission and the New York Stock Exchange. The Nominating/Corporate Governance Committee then presents qualified candidates to the full Board of Directors for consideration and selection. The Nominating/Corporate Governance Committee will consider nominees for election to the Board that are recommended by stockholders, applying the same criteria for candidates as discussed above, provided that a description of the nominees’ qualifications for the directorship, experience and background, a written consent by a nominee to act as such, and other information specified in the By-Laws, accompany the stockholder’s recommendation. Any stockholder nominations for election as directors at the 2007 Annual Meeting must be delivered to Titan at the address set forth below, not later than November 30, 2006. All nominations must be sent to the Nominating/Corporate Governance Committee, c/o Corporate Secretary, Titan International, Inc., 2701 Spruce Street, Quincy, IL 62301.

Director Attendance at Annual Meetings
The Company does not require its directors to attend the Annual Meeting of Stockholders.

PERFORMANCE COMPARISON GRAPH

The following performance graph compares cumulative total return for the Company’s common stockholders over the past five years against the cumulative total return of the Standard & Poor’s 500 Stock Index, and against the Standard & Poor’s 600 Construction and Farm Machinery and Heavy Trucks Index. The graph depicts the value on December 31, 2005, of a $100 investment made on December 31, 2000, in Company common stock and each of the other two indices, with all dividends reinvested. The Company’s common stock is currently traded on the New York Stock Exchange under the symbol of TWI.

Fiscal Year Ended December 31,
	2000	2001	2002	2003	2004	2005
Titan International, Inc.	$100.00	$112.36	$32.01	$74.13	$366.62	$419.39
S&P 500 Index	100.00	88.11	68.64	88.33	97.94	102.75
S&P 600 Const. & Farm Machinery Index	100.00	104.43	111.01	187.14	250.83	318.84

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the directors and executive officers of the Company and the persons who own more than 10% of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and to the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any late filings during 2005. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during 2005, all of these reports were timely filed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company's common stock as of December 31, 2005, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each director and nominee for director, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.
	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number (a)		Percent
Jana Partners LLC 536 Pacific Avenue San Francisco, CA 94133	2,866,500	(b)	14.7%
CNH Partners, LLC Two Greenwich Plaza, 3rd Floor Greenwich, CT 06830	1,698,941	(c)	8.0%
Maurice M. Taylor Jr. 2701 Spruce Street Quincy, IL 62301	1,562,306	(d)	7.9%
Merrill Lynch & Co., Inc. 4 World Financial Center New York, NY 10080	1,436,000	(b))	7.4%
Deutsche Bank AG Taunusanlage 12 D-60325 Frankfurt am Main Federal Republic of Germany	1,156,521	(b)	5.9%
Barclays Bank PLC 54 Lombard Street London, England EC3P 3AH	1,037,037	(b)	5.3%
Anthony L. Soave	918,500		4.7%
Mitchell I. Quain	206,800		1.1%
Erwin H. Billig	108,225		*
Richard M. Cashin Jr.	113,429		*
Cheri T. Holley	94,440		*
Kent W. Hackamack	93,660		*
Albert J. Febbo	82,000		*
Edward J. Campbell	77,250		*
Ernest J. Rodia	250		*
All named executive officers & directors as a group (ten persons)	3,256,860	(e)	15.9%
___________________________ * Less than one percent.
(a)
Except for voting powers held jointly with a person's spouse, represents sole voting and investment power unless otherwise indicated. Includes unissued shares subject to options exercisable within 60 days after December 31, 2005, as follows: Mr. Taylor, 380,640 shares; Mr. Hackamack, 91,240 shares; Ms. Holley, 91,240 shares; Mr. Campbell, 73,000 shares; Mr. Febbo, 73,000 shares; Mr. Soave, 73,000 shares; Mr. Cashin, 64,000 shares; Mr. Billig, 54,000 shares; Mr. Quain, 46,000 shares; all named executive officers and directors as a group, 946,120 shares.

(b)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission.

(c)
Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission. Beneficial ownership represents senior unsecured convertible notes that are convertible into 1,698,941 shares of common stock.

(d)
Includes 551,600 shares held jointly by Mr. Taylor and his wife as to which they share voting and dispositive power. Also includes 580,066 shares held by Mr. Taylor as to which he has sole voting and dispositive power. Also includes 50,000 shares held by the Maurice and Michelle Taylor Foundation (which is a charitable/educational foundation) that has voting and dispositive power.

(e)
In addition, the Company has the power to vote 1,139,527 shares of the Company’s common stock (5.8% of the common stock outstanding on the Record Date) held by the trustee for the Company’s 401(k) retirement savings plans. These shares relate to Company matching contributions.

RELATED PARTY TRANSACTIONS

The Company sells products and pays commissions to companies controlled by persons related to the Chief Executive Officer of the Company. During 2005, 2004 and 2003, sales of Titan product to these companies were approximately $6.5 million, $4.6 million and $6.5 million, respectively. On other sales referred to Titan from these manufacturing representative companies, commissions were approximately $1.6 million, $1.5 million and $1.2 million during 2005, 2004 and 2003, respectively. These sales and commissions were made in the ordinary course of business and were made on terms no less favorable to Titan than comparable sales and commissions to unaffiliated third parties. At December 31, 2005 and 2004, Titan had trade receivables of approximately $0.9 million and $1.4 million due from these companies, respectively.

STOCKHOLDER PROPOSALS

Any proposal to be presented at the 2007 Annual Meeting of Stockholders must be received at the principal executive offices of the Company no later than November 30, 2006, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such Annual Meeting of Stockholders. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission relating to stockholder proposals, and it is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the deadline by Certified Mail-Return Receipt Requested. In addition, if a stockholder intends to present a proposal at the Company’s 2007 Annual Meeting of Stockholders without the inclusion of such proposal in the Company’s proxy material and written notice of such proposal is not received by the Company on or before February 13, 2007, proxies solicited by the Board of Directors for the 2007 Annual Meeting of Stockholders will confer discretionary authority to vote on such proposal if presented at the meeting. Stockholders’ proposals should be sent to: Cheri T. Holley, Secretary of Titan International, Inc., 2701 Spruce Street, Quincy, IL 62301. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING INFORMATION

Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to stockholders that hold their stock through a bank, broker or other holder of record, may deliver a single copy of the Company’s annual report to stockholders and proxy statement to multiple stockholders sharing the same address. Upon written request, Titan will promptly deliver a separate copy of the annual report and/or proxy statement to any stockholder at a shared address. Stockholders may notify Titan of their requests by writing to Titan International, Inc., attention Investor Relations, 2701 Spruce Street, Quincy, IL 62301.

COST OF PROXY SOLICITATION

The costs of solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile transmission or telegraph, by directors, officers or regular employees of the Company, without additional compensation. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of the Company’s Common Stock held of record by such persons, and will be reimbursed by the Company for expenses incurred therewith.

By Order of the Board of Directors,

/s/ CHERI T. HOLLEY
Quincy, Illinois	Cheri T. Holley
March 30, 2006	Secretary

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Titan International, Inc.
2701 Spruce Street • Quincy, IL 62301
www.titan-intl.com

PROXY

TITAN INTERNATIONAL, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING
THURSDAY, MAY 18, 2006, 11:00 A.M. CENTRAL TIME
AT THE COMPANY’S FREEPORT, ILLINOIS MANUFACTURING FACILITY
MAIN CONFERENCE ROOM
3769 ROUTE 20 EAST
FREEPORT, ILLINOIS 61032

The undersigned hereby constitutes and appoints Maurice M. Taylor Jr., Cheri T. Holley, and each of them, attorneys with full power of substitution, with the powers the undersigned would possess if personally present, to vote all shares of Common Stock of the undersigned in TITAN INTERNATIONAL, INC., at the Annual Meeting of Stockholders to be held on Thursday, May 18, 2006, and at any adjournments thereof and on all matters properly coming before the meeting.

This proxy will be voted as directed or, if no direction is indicated, will be voted FOR Proposals 1 and 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENVELOPE PROVIDED.

(Continued and to be signed on reverse side)

TITAN INTERNATIONAL, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. ■

The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Withhold		For	Against	Abstain
1. Election of Directors - Nominees for Election as Class III Director to serve until the 2009 Annual Meeting:			2. Ratification of Independent Registered Public Accounting Firm - To ratify the selection of PricewaterhouseCoopers LLP, as the Independent Registered Public Accounting Firm for 2006.	☐	☐	☐
Erwin H. Billig	☐	☐

Anthony L. Soave	☐	☐

Note: Please note that if you are attending the Annual Meeting, proof of share ownership as of the record date must be presented, in addition to valid photo identification.

Dated: ________________________________________________, 2006

___________________________________________________________ Signature

___________________________________________________________ Signature

(This proxy must be signed exactly as the name appears hereon. If acting as attorney, executor, or trustee, or in corporate or representative capacity, please sign name and title.)

_______________________________________________________________________________________________________________________
▲ FOLD AND DETACH HERE ▲

YOUR VOTE IS IMPORTANT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENVELOPE PROVIDED.